Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

I, Suren Ajjarapu, Chief Executive Officer of Aesther Healthcare Acquisition Corp. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)	The Annual Report on Form 10-K of Aesther Healthcare Acquisition Corp. for the year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: January 31, 2022

/s/ SUREN AJJARAPU
Suren Ajjarapu
Chief Executive Officer (Principal Executive Officer)